Exhibit 10.40

Agriculture bank of China

Agriculture bank of China co.ltd
Right pledge contract

No 82100420120002023

Dear customer: pls carefully read every clause in the contract before signing it. To pay attention to your right and obligation , pls contact our bank if you have any enquires
Pledge: Agriculture bank of China co.ltd beilun economic zone branch
Pledgor: KEYUAN plastic Co.ltd

In consideration of:
In order to ensure that the debtor Ningbo Keyuan plastic co.ltd, completely and timely performs every obligation in the principal contract( no  82010120120046) for liquid cash  loan contract and the pledgee’s rights are achieved, the pledgor volunteers to undertake liability of all the debt in the principal contact to the pledgee and draw up this contact specially.

Article 1 The type of main creditor right guaranteed and amount

The guaranteed creditor’s right is liquid cash loan and the amount(currency and spell out) is $ 1.42 million.

Article 2 The scope of pledge

The debts of the contract, the scope should include the loan principal , penalty interest and compound interest, liquidated damage,proceed fee, and other related fees, and also the fees arising from the pledgor to achieve its rights ( include but not limited to litigation fee, lawyer fee and travel fee etc)

Article 3 The pledge right

1. The pledgor agree to take the ‘ fix time deposit slip” as the pledge, the details of the pledge right can be found in the pledge list which share  the same right with the contract.

2. The amount of the pledge will be prices as 10 million RMB, the final value will be determined by the execution of the pledge right as actual.

Article 4 The pledgor’s commitment

1. The pledgor has been authorized per the regulation and procedure.

2. The pledgor has the complete ownership or deposition right for the pledge right.

3. The pledge right can be transferred by law.

4. The pledge right will not be cancelled, dissented, objected, sealed, frozen, monitored, sued, arbitrated, lost, stoped and so on.

5. The pledge right has been agreed by co owners under the contract.

6. All the related expenses for pledge right has been paid, and the legal obligation has been performed, if the period of the pledge right need be extended, then the pledge right in the extended period still remain valid.

7. The pledgor should immediately inform the pledge if one of the following things happen

7.1 The pledge right has been cancelled, dissented, objected, sealed, frozen, monitored, sued, arbitrated, lost, stoped, or other events affect the pledge right.
7.2 The pledgor has been bankrupted, cancelled, the registration has been withdraw, order to close.
7.3 Pledgor apply for bankruptcy or dismiss

8. There is no other situation will affect the pledgee to execute the pledge right.

Article 5 The effectiveness of the pledge right

The effectiveness of the pledge right is from the sub right of pledge, compound interest, yield and the right by law.

Article 6 The pledge property’s handover and retention

1. The pledge’s property’s handover  and retention To fulfill the contract and complete the pledge process, the pledgor should per pledgee’s request after signed the contract to complete the hand over procedure at the local authority in  days, the pledge should carefully keep the certificates .

2. the document right is in the form of draft, promissory note, check, warehouse bill, bill of loading, and the other securities, the document should be endorsed with pledgee.

3. To fulfill the contract and complete the pledge process, the pledgor should per pledgee’s request after signed the contract to give the ownership certification with stamp to pledgee or to complete the registration procedure at the local authority in days, any related pledge certifications also should kept by pledgee during the period of contract. The pledgor should assist the pledgee for registration.

4. During the period of contract, without the written permission of the pledgee, the pledge right can not be transferred, bestowed, and if the pledgee give the permission, the payment for the pledge should be used to pay off for the debt first.

5. If the value of pledge is reduced, pledgee has the right to ask pledgor to make up the insufficient part.

Article 7 The transfer of the pledge

The pledgor transfer some the pledge right, also has the right not to transfer some pledge right.

Article 8 The achieve of the pledege

1. If one of the following situation happens, the pledgee has the right to cash the pledge, or to discuss with the pledgor to make a price for pledge, or to bid or sale the pledge to get compensated, if the payment is not enough for the debt, the pledgee can choose the pledge to pay for the principal, compound interest, penalty, interest, or other expense.

(1). The debt due date expired, but the pledgee does not get paid, the expiry means the date is due under the contract or pledgor claim the pledge is due in advance.
(2). For the pledgee or debtor, there are separation, dismiss, going to bankruptcy, or cancelled the registration, the certification,
(3). For the pledgee or debtor, apply for the bankruptcy or arbitration.
(4). The pledgor is the natural person, death and has no successor
(5). The pledge right is applied to be cancelled, damaged, lost, frozen or sealed, objected, monitored or being applied in other compulsory methods
(6). Pledgor does not provide the pledge pledgee required.
(7). Pledgor violate the obligation in the contract.
(8). Other events may affect the contract

2. If the vesting date or delivery date of bills (include but not limited to bill, warrant, promissory bills, saving bill, storage receipt etc) for pledge is earlier than the due date of debt, party B has right to claim the pay off of collection before the due date of debt, the cash or property should be saved into the account or the place party B appointed, B has the right to handle the pledge based on the following procedure and party A should provide the assistance.

3. If the pledgor is the third person beside the debtor, and the debtor to provide the material guarantee under the main contract, the pledgee to give up the pledge right, the sequence of pledge or to change the pledge right, the pledgor agree to continue to provide the pledge under the contract,

4. The pledgor to provide pledge right is not limited to the contract but include several debts, and if the payment is not enough for the all debts, then the pledgee to decide the sequence of the pledge.

Article 9 The return of pledge

1. The certificate of pledge will be returned after pledgor performed all the obligation of contract or paid off all debts.

2. The pledgee should receive the certification in a timely manner, if not ,the pledgee has the right to save the certification at pledgor’s cost.

Article 10 The breach liability

1. The pledgor to pay 20% of the liquated damage if there are one of the following actions , if it cause the loss of pledgee, should give the full amount of compensation

1). The contract does not get the authorized for the guarantee under the contract.
2). If the ownership of the pledge is remained debatable, controversial, or it is being applied cancelled, invalid, fronzen, monitored, sealed, or stopped payment,
3). fail to delivery document of right, endorse or register on the provision of covenants under this contract.
4). Pledgor handles the pledge right without asking the permission of pledge.
5). The other events to affect the pledgee’s right.

2 .The pledgee to take the responsibility for the following actions

1). Pledgee does not keep the certification properly to cause lost of certificates.
2). Pledgor does not execute the pledge right in a timely manner.

Article 11 The expense

1. Both parties to negotiate the payment to thrid party, otherwise,  both parties to equally  undertake the fee by the regulation of law

2. This contact applies to the Chinese (not including Hongkong, Macau Special Administrative, and Taiwan) laws.

Article 12 The period of dispute settlement

The pledgor to settle the pledge by law, the duration for dissent is 7 day

Article 13 The method of settling the dispute

The disputes when performing the contract can be solved through negotiation. If it fails, refer to the first method to settle it.

1.Prosecute to the people’s court where Party B locates.

2.Arbitration. Arbitrate as the current and valid rules. The final arbitration is over, it restrains the two parties. During the period of litigation or arbitration, the terms unrelated to disputes are still Performed.

Article 14 Miscellaneous

Article 15 The effectiveness of contract

The contract will have prompt legal effectiveness after has been signed and stamped.

Article 16 The contract has two copies, each party has one copy

The contact is signed by the following pledgor and pledgee .The pledgor ensures that when signing this contact, both sides have been explained and discussed all the items in detail and have no questions for all the items, and have an accurate understanding the limitation or exempted items of the legal implications of the interested parties’ related obligations and liabilities.

The pledgee (official seal)	The pledgor (official seal)
The legal representative	The persons responsible or the authorized
or the authorized attorney notary	(signature or stamp of official seal)
(signature or stamp of official seal)
2012.11.29	2012.11.29
Signing Location : beilun branch	Tao chun feng